UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
November 10, 2009
APPROACH RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

One Ridgmar Centre
6500 W. Freeway, Suite 800
Fort Worth, Texas		76116
(Address of principal executive office)		(Zip code)
(817) 989-9000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Glenn W. Reed will retire from Approach Resources Inc. (the “Company”), effective November 20, 2009 (the “Separation Date”). Mr. Reed currently is Vice President — Operations of the Company. In connection with Mr. Reed’s retirement from the Company, the Company and Mr. Reed entered into a separation and release agreement (the “Separation Agreement”) that provides Mr. Reed the payments and benefits he would have been entitled to receive under his existing employment agreement dated January 1, 2003, as amended as of December 31, 2008, including (a) two separation payments equal to 50% and 150% of Mr. Reed’s annual salary, in the amounts of $104,200 and $312,600, respectively, (b) continuation of health, dental, vision and other benefits for Mr. Reed and his immediate family until the earlier of (i) 24 months following the Separation Date or (ii) the period ending on the date Mr. Reed is no longer entitled to continuation coverage under COBRA, and (c) reimbursement for disability insurance premium payments totaling $5,868. The Separation Agreement also includes a customary release of claims by the parties and other, standard non-economic terms for the Company’s benefit. Copies of Mr. Reed’s employment agreement and first amendment to employment agreement were previously filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed July 12, 2007, and as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed December 31, 2008, respectively.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.
By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Executive Vice President and General Counsel

Date: November 10, 2009

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